Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2022, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment, or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital;
•risks associated with general economic conditions, including local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 10, 2022.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Brenda Pomar
Vice President, Investor Relations	Director, Corporate Communications
301.998.8265	301.998.8316
lbrady@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Announces Operating Results for the Year and Quarter Ended
December 31, 2021
NORTH BETHESDA, Md. (February 10, 2022) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its year and quarter ended December 31, 2021. For the year ended December 31, 2021 and 2020, net income available for common shareholders was $3.26 per diluted share and $1.62 per diluted share, respectively. For the three months ended December 31, 2021 and 2020, net income available for common shareholders was $1.44 per diluted share and $1.22 per diluted share, respectively.
Highlights for the full year and fourth quarter include:
•Generated funds from operations available to common shareholders (FFO) per diluted share of $5.57 for the year, compared to $4.38 in 2020. For the fourth quarter, generated FFO per diluted share of $1.47, compared to $0.99 ($1.14 excluding the early extinguishment of debt charge) for the fourth quarter 2020.
•Continued record levels of leasing with 116 signed leases for 597,673 square feet of comparable space in the fourth quarter bringing 2021 to a record 462 signed leases for 2.1 million square feet of comparable space.
•Federal Realty’s portfolio was 91.1% occupied and 93.6% leased, representing sequential increases of 90 basis points and 80 basis points, respectively, over the third quarter.
◦250 basis point spread between leased and occupied.
•Small shop leased rate was 87.4% as of quarter end, an increase of 130 basis points over the third quarter and an increase of 280 basis points year over year.
•Signed leases for 276,586 square feet of office space during the quarter.
•Sold two shopping centers and a portion of two properties for a total sales price of $121.4 million in the fourth quarter, bringing the 2021 total disposition proceeds to $141.6 million.
•Acquired 5 properties totaling 1.9 million square feet and 135 acres in COVID-era, off-market transactions in 2021.
•Increased 2022 earnings per diluted share guidance to $2.30 to $2.50 and increased 2022 FFO per diluted share guidance to $5.75 to $5.95.

“2021 outperformed even our most optimistic expectations,” said Donald C. Wood, Chief Executive Officer. “Leasing momentum continued at unprecedented levels, clear indication of strong demand for our properties and our locations. The broad-based leasing that has been done over the past several quarters, along with our development and acquisitions pipelines set Federal up for an active 2022 with all eyes on bottom line earnings growth.”
Financial Results
Net Income
For the full year 2021, Federal Realty reported net income available for common shareholders of $253.5 million and earnings per diluted share of $3.26. This compares to net income available for common shareholders of $123.7 million and earnings per diluted share of $1.62 for the full year 2020.
For the fourth quarter 2021, net income available for common shareholders was $112.9 million and earnings per diluted share was $1.44 versus $92.7 million and $1.22, respectively, for the fourth quarter 2020.
FFO
For the full year 2021, Federal Realty generated funds from operations available for common shareholders (FFO) of $434.7 million, or $5.57 per diluted share. This compares to FFO of $333.8 million, or $4.38 per diluted share ($4.52 excluding the $11.2 million early extinguishment of debt charge) for the full year 2020.
For the fourth quarter 2021, FFO was $115.8 million, or $1.47 per diluted share, compared to $75.1 million, or $0.99 per diluted share ($1.14 excluding the early extinguishment of debt charge) for the fourth quarter 2020.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.
Operational Update
Occupancy
The portfolio was 91.1% occupied as of December 31, 2021, a sequential increase of 90 basis points over the third quarter 2021. The portfolio was 93.6% leased as of December 31, 2021, a sequential increase of 80 basis points over the third quarter 2021. The spread between our leased and occupied percentages was 250 basis points at the end of the fourth quarter.
Additionally, our comparable residential properties were 97.2% leased as of December 31, 2021 compared to 94.8% leased as of December 31, 2020, an increase of 240 basis points.
Leasing Activity
For the full year 2021, Federal Realty signed 492 leases for 2.2 million square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 462 leases for 2.1 million square feet at an average rent of $37.00 per square foot compared to the average contractual rent of $34.52 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 7%, 16% on a straight-line basis.

During the fourth quarter 2021, Federal Realty signed 125 leases for 619,629 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 116 leases for 597,673 square feet at an average rent of $34.34 per square foot compared to the average contractual rent of $32.49 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 6%, 12% on a straight-line basis.
Transaction Activity
In 2021, Federal Realty acquired 5 shopping centers which total 1.9 million square feet and 135 acres for a gross value of $440.9 million, of which Federal owns an average 82% controlling joint venture interest.
In the fourth quarter, Federal Realty sold two shopping centers and a portion of two properties for a total sales price of $121.4 million, bringing the 2021 total disposition proceeds to $141.6 million.
COVID-19 Collection Update
As of January 31, 2022, the Company has collected approximately 97% of total fourth quarter 2021 billed recurring rents. Including rent deferral and abatement agreements, total addressed recurring rent was 99%.
Conversion to “UPREIT” Partnership
Effective January 1, 2022, Federal Realty completed a holding company merger that resulted in the formation of a new holding company which is now known as Federal Realty Investment Trust and the entity formerly known as Federal Realty Investment Trust converting to a limited partnership now known as Federal Realty OP LP. Detailed information on this conversion can be found in the Form 8K12B filed on January 3, 2022 and the Form 8K filed on January 5, 2022.
Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees declared a regular quarterly cash dividend of $1.07 per common share, resulting in an indicated annual rate of $4.28 per common share. The regular common dividend will be payable on April 15, 2022 to common shareholders of record as of March 16, 2022.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on April 15, 2022 to shareholders of record as of April 1, 2022.
Guidance
Federal Realty increased its 2022 guidance for earnings per diluted share to $2.30 to $2.50 and 2022 FFO per diluted share to $5.75 to $5.95.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its fourth quarter 2021 earnings conference call, which is scheduled for Thursday, February 10, 2022 at 5:00 PM ET. To participate, please call 877.407.9208 five to ten minutes prior to the call start time and use the passcode 13726468 (required). The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through February 24, 2022 by dialing 844.512.2921; Passcode: 13726468.
About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail-based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long-term, sustainable growth through investing in communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 104 properties include approximately 3,100 tenants, in 25 million square feet, and approximately 3,400 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 54 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.
Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2022, and include the following:
•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment or renovation project, and that completion of anticipated or ongoing property development, redevelopment, or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital;
•risks associated with general economic conditions, including local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 10, 2022.

Federal Realty Investment Trust
Consolidated Income Statements
December 31, 2021
	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in thousands, except per share data)

REVENUE
Rental income	$253,888	$218,484	$948,842	$832,171
Mortgage interest income	266	1,029	2,382	3,323
Total revenue	254,154	219,513	951,224	835,494
EXPENSES
Rental expenses	56,647	48,359	198,121	170,920
Real estate taxes	30,224	29,059	118,496	119,242
General and administrative	14,499	12,307	49,856	41,680
Depreciation and amortization	77,816	64,424	279,976	255,027
Total operating expenses	179,186	154,149	646,449	586,869

Impairment charge	—	—	—	(57,218)
Gain on sale of real estate and change in control of interest	72,522	86,435	89,950	98,117

OPERATING INCOME	147,490	151,799	394,725	289,524

OTHER INCOME/(EXPENSE)
Other interest income	108	539	809	1,894
Interest expense	(32,187)	(37,543)	(127,698)	(136,289)
Early extinguishment of debt	—	(11,179)	—	(11,179)
Income (loss) from partnerships	1,331	(1,405)	1,245	(8,062)
NET INCOME	116,742	102,211	269,081	135,888
Net income attributable to noncontrolling interests	(1,806)	(7,486)	(7,583)	(4,182)
NET INCOME ATTRIBUTABLE TO THE TRUST	114,936	94,725	261,498	131,706
Dividends on preferred shares	(2,011)	(2,011)	(8,042)	(8,042)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$112,925	$92,714	$253,456	$123,664
EARNINGS PER COMMON SHARE, BASIC:
Net income available for common shareholders	$1.45	$1.22	$3.26	$1.62
Weighted average number of common shares	77,536	75,898	77,336	75,515
EARNINGS PER COMMON SHARE, DILUTED:
Net income available for common shareholders	$1.44	$1.22	$3.26	$1.62
Weighted average number of common shares	78,556	75,898	77,368	75,515

Federal Realty Investment Trust
Consolidated Balance Sheets
December 31, 2021
	December 31,
	2021	2020
	(in thousands, except share and
	per share data)
ASSETS
Real estate, at cost
Operating (including $2,207,648 and $1,703,202 of consolidated variable interest entities, respectively)	$8,814,791	$7,771,981
Construction-in-progress (including $18,752 and $44,896 of consolidated variable interest entities, respectively)	607,271	810,889
	9,422,062	8,582,870
Less accumulated depreciation and amortization (including $389,950 and $335,735 of consolidated variable interest entities, respectively)	(2,531,095)	(2,357,692)
Net real estate	6,890,967	6,225,178
Cash and cash equivalents	162,132	798,329
Accounts and notes receivable	169,007	159,780
Mortgage notes receivable, net	9,543	39,892
Investment in partnerships	13,027	22,128
Operating lease right of use assets	90,743	92,248
Finance lease right of use assets	49,832	51,116
Prepaid expenses and other assets	237,069	218,953
TOTAL ASSETS	$7,622,320	$7,607,624
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $335,301 and $413,681 of consolidated variable interest entities, respectively)	$339,993	$484,111
Notes payable	301,466	402,776
Senior notes and debentures	3,406,088	3,404,488
Accounts payable and other expenses	235,168	228,641
Dividends payable	86,538	83,839
Security deposits payable	25,331	20,388
Operating lease liabilities	72,661	72,441
Finance lease liabilities	72,032	72,049
Other liabilities and deferred credits	206,187	152,424
Total liabilities	4,745,464	4,921,157
Commitments and contingencies
Redeemable noncontrolling interests	213,708	137,720
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 78,603,305 and 76,727,394 shares issued and outstanding, respectively	790	771
Additional paid-in capital	3,488,794	3,297,305
Accumulated dividends in excess of net income	(1,066,932)	(988,272)
Accumulated other comprehensive loss	(2,047)	(5,644)
Total shareholders’ equity of the Trust	2,580,602	2,464,157
Noncontrolling interests	82,546	84,590
Total shareholders’ equity	2,663,148	2,548,747
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,622,320	$7,607,624

Federal Realty Investment Trust
Funds From Operations / Dividend Information
December 31, 2021

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$116,742	$102,211	$269,081	$135,888
Net income attributable to noncontrolling interests	(1,806)	(7,486)	(7,583)	(4,182)
Gain on sale of real estate and change in control of interests, net	(72,464)	(80,240)	(89,892)	(91,922)
Impairment charge, net (2)	—	—	—	50,728
Depreciation and amortization of real estate assets	68,941	57,972	243,711	228,850
Amortization of initial direct costs of leases	5,924	4,853	26,051	20,415
Funds from operations	117,337	77,310	441,368	339,777
Dividends on preferred shares (3)	(1,875)	(2,011)	(8,042)	(8,042)
Income attributable to operating partnership units (4)	731	—	2,998	3,151
Income attributable to unvested shares	(427)	(247)	(1,581)	(1,037)
FFO (5)	$115,766	$75,052	$434,743	$333,849
Weighted average number of common shares, diluted (3)(4)	78,556	75,898	78,072	76,261
FFO per diluted share (5)	$1.47	$0.99	$5.57	$4.38

Dividends and Payout Ratios
Regular common dividends declared	$84,116	$81,322	$332,116	$320,302
Dividend payout ratio as a percentage of FFO	73%	108%	76%	96%
Notes:
1)See Glossary of Terms.
2)Impairment charge relates to The Shops at Sunset Place. Amount is net of the allocation to noncontrolling interests. See our Annual Report on Form 10-K for the year ended December 31, 2021 for additional information.
3)For the three months ended December 31, 2021, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and included in "weighted average common shares, diluted."
4)For the three months ended December 31, 2020, income attributable to operating partnership units is not added back in the calculation of FFO available to common shareholders, as the related shares are not dilutive and are not included in "weighted average common shares, diluted" for this period. For the three months and year ended December 31, 2021 and the year ended December 31, 2020, the weighted average common shares used to compute FFO per diluted common share includes operating partnership units that were excluded from the computation of diluted EPS. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted share but is anti-dilutive for the computation of dilutive EPS for these periods.
5)FFO available for common shareholders for the year ended December 31, 2020 includes a $11.2 million charge related to early extinguishment of debt. If this charge was excluded, our FFO, FFO per diluted share, and dividend payout ratio as a percentage of FFO would have been:

	Three Months Ended	Year Ended
	December 31,	December 31,
	2020	2020
	(in thousands, except per share data)
FFO	$87,002	$344,994
FFO per diluted share	$1.14	$4.52
Dividend payout ratio as a percentage of FFO	93%	93%

Federal Realty Investment Trust
Other Supplemental Information
December 31, 2021

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in thousands, except per share data)
Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$82,906	$95,636	$366,045	$413,432
Tenant improvements and incentives	15,346	15,182	50,978	52,844
Total non-maintenance capital expenditures	98,252	110,818	417,023	466,276
Maintenance capital expenditures	6,373	5,524	17,108	14,297
Total capital expenditures	$104,625	$116,342	$434,131	$480,573

Noncontrolling Interests Supplemental Information (1)
Property operating income (2)	$3,828	$2,740	$14,290	$9,874
Gain on sale of real estate, net	59	6,195	59	6,195
Impairment charge	—	—	—	(6,490)
Depreciation and amortization	(2,371)	(1,539)	(7,926)	(6,027)
Interest expense	(440)	(699)	(1,838)	(2,521)
Net income	$1,076	$6,697	$4,585	$1,031
Notes:
1)Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to operating partnership units."
2)See Glossary of Terms.

Federal Realty Investment Trust
COVID-19 Collectibility Related Impacts
December 31, 2021

The following provides supplemental information regarding our collectibility related impacts resulting from COVID-19 for the three months ended December 31, 2021. The primary drivers of our collectibility impacts in the quarter include COVID-19 abatements and the impacts of cash basis tenants who did not make full contractual rent payments. These increases to collectibility charges were partially offset by the collection of rents due from previous quarters. We change a tenant to a cash basis of accounting when we determine collection of substantially all lease payments during the lease term is not considered probable; revenue is then limited to the lesser of revenue recognized under accrual accounting or cash received. Our full revenue recognition policy with respect to leases can be found in Note 2 of our December 31, 2021 Annual Report on Form 10-K.

Collectibility Impacts for the Quarter Ended December 31, 2021

	Accounts Receivable Impact	Straight-Line Rent Receivable Impact	Total
		(in thousands)
Total collectibility impact (1)	$2,003	$146	$2,149

Note:
1)Includes approximately $4 million related to the abatement of Q4 2021 contractual rents due to COVID-19 and is offset by the collection of approximately $5 million of rents due from previous quarters.

Other Information on Cash Basis Tenants

	As of December 31, 2021
	Total	% Recognized on a Cash Basis
Active commercial tenant leases	3,051	34%
Annualized base rent from commercial tenants (in millions) (2)	$679	26%

Rent Deferrals and Rent Abatements

Contractual rent deferred (in millions) (3)	$46
Cumulative deferral payments collected through December 31, 2021 (in millions) (4)	$27
Contractual rent abated (in millions) (5)	$26

Notes:
2)See Glossary of Terms.
3)Total contractual rent for April 2020 through December 2021 that has been deferred pursuant to modification agreements signed through December 31, 2021. Accrual basis tenants comprise approximately 50% of this cumulative deferred rent for executed agreements in place as of December 31, 2021.
4)Deferral payments collected to date represent approximately 90% of the amounts agreed to be repaid by December 31, 2021.
5)Total contractual rent abated related to the year ended December 31, 2021.

Collection Rates - Q4 2021 Billed Recurring Rents (6)

Collection rate - recurring rents	97%
Executed abatement/deferral agreements	2%
Total addressed - recurring rent	99%

Note:
6)	Billed recurring rents are primarily composed of base rent and cost reimbursements. Amounts are as of January 31, 2022.

Federal Realty Investment Trust
Components of Rental Income (1)
December 31, 2021

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in thousands)
Minimum rents (2)
Commercial	$170,857	$158,618	$657,653	$627,557
Residential	22,556	19,535	82,467	80,659
Cost reimbursements	47,692	46,139	179,202	175,977
Percentage rents	3,718	1,492	9,259	5,501
Other (3)	11,068	10,094	43,354	36,336
Collectibility related impact	(2,003)	(17,394)	(23,093)	(93,859)
Total rental income	$253,888	$218,484	$948,842	$832,171

Notes:
1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
2)In total, minimum rents include the following:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in millions)

Straight-line rents	$5.3	$1.7	$18.2	$4.5
Amortization of in-place leases	$2.5	$1.2	$8.7	$4.3
3)For the year ended December 31, 2021, other rental income includes a $2.8 million net lease termination fee related to a tenant who vacated early in Q2 2021; the $2.8 million is net of the write-off of $8.8 million of a straight-line rent receivable.

Federal Realty Investment Trust
Comparable Property Information
December 31, 2021

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q4 include: Assembly Row Phase 3, CocoWalk, Darien Commons, Pike & Rose Phase 3, Freedom Plaza, Huntington Shopping Center, and all properties acquired or disposed of from Q4 2020 to Q4 2021. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period. However, given the impacts of COVID-19, management believes this metric is less relevant in the current environment, and is not necessarily indicative of results. The amounts shown below for the years ended December 31, 2021 and 2020 reflect the summation of our reported quarterly results during 2021.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended			Year Ended
	December 31,			December 31,
	2021	2020		2021	2020
	(in thousands)			(in thousands)
Operating income	$147,490	$151,799		$394,725	$289,524
Add:
Depreciation and amortization	77,816	64,424		279,976	255,027
General and administrative	14,499	12,307		49,856	41,680
Impairment charge	—	—		—	57,218
Gain on sale of real estate and change in control of interests	(72,522)	(86,435)		(89,950)	(98,117)
Property operating income (POI)	167,283	142,095		634,607	545,332
Less: Non-comparable POI - acquisitions/dispositions	(10,367)	(3,773)		(21,933)	(6,776)
Less: Non-comparable POI - redevelopment, development & other	(5,910)	(2,485)		(21,414)	(7,575)
Comparable Property POI	$151,006	$135,837		$591,260	$530,981

Additional information regarding the components of Comparable Property POI
	Three Months Ended			Year Ended
	December 31,			December 31,
	2021	2020	% Change	2021	2020	% Change
	(in thousands)			(in thousands)
Rental income	$226,631	$208,211		$880,493	$803,410

Rental expenses	(48,334)	(44,873)		(178,518)	(158,600)
Real estate taxes	(27,291)	(27,501)		(110,715)	(113,829)
	(75,625)	(72,374)		(289,233)	(272,429)

Comparable Property POI	$151,006	$135,837	11.2%	$591,260	$530,981	11.4%

Comparable Property - Summary of Capital Expenditures (1)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2021	2020		2021	2020
	(in thousands)			(in thousands)
Redevelopment and tenant improvements and incentives	$42,038	$28,710		$135,576	$122,718
Maintenance capital expenditures	6,005	5,336		16,103	13,270
	$48,043	$34,046		$151,679	$135,988

Comparable Property - Occupancy Statistics (2)
				At December 31,
				2021	2020
GLA - comparable commercial properties				22,264,000	22,292,000
Leased % - comparable commercial properties				93.5%	92.3%
Occupancy % - comparable commercial properties				90.9%	90.5%
Notes:
1)See page 11 for "Summary of Capital Expenditures" for our entire portfolio.
2)See page 30 for entire portfolio occupancy statistics.

Federal Realty Investment Trust
Market Data
December 31, 2021
	December 31,
	2021	2020
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	79,270	77,472
Market price per common share	$136.32	$85.12
Common equity market capitalization including operating partnership units	$10,806,086	$6,594,417

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000.00	$25,000.00
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$10,966,086	$6,754,417

Total debt	4,047,547	4,291,375
Less: cash and cash equivalents	(162,132)	(798,329)
Total net debt (3)	$3,885,415	$3,493,046

Total market capitalization	$14,851,501	$10,247,463

Total net debt to market capitalization at market price per common share	26%	34%
Notes:
1)Amounts include 666,831 and 744,617 operating partnership units outstanding at December 31, 2021 and 2020, respectively.
2)These shares, issued March 8, 2007, are unregistered.
3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.

Federal Realty Investment Trust
Summary of Outstanding Debt
December 31, 2021
	As of December 31, 2021
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (7)
			(in thousands)
Mortgages payable (1)
Secured fixed rate
Azalea	11/1/2025	3.73%	$40,000
Bell Gardens	8/1/2026	4.06%	12,127
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings) (2)	12/15/2029	LIBOR + 1.95%	56,450
Various Hoboken (14 Buildings)	Various through 2029	Various (3)	31,817
Chelsea	1/15/2031	5.36%	4,851
Hoboken (1 Building) (4)	7/1/2042	3.75%	16,234
Subtotal			341,579
Net unamortized debt issuance costs and premium			(1,586)
Total mortgages payable, net			339,993		3.97%

Notes payable
Revolving credit facility (5)	1/19/2024	LIBOR + 0.775%	—
Term Loan	4/16/2024	LIBOR + 0.80%	300,000
Various	Various through 2028	11.31%	2,635
Subtotal			302,635
Net unamortized debt issuance costs			(1,169)
Total notes payable, net			301,466		1.15%	(8)

Senior notes and debentures
Unsecured fixed rate
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	600,000
1.25% notes	2/15/2026	1.25%	400,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.63%	250,000
Subtotal			3,419,200
Net unamortized debt issuance costs and premium			(13,112)
Total senior notes and debentures, net			3,406,088		3.49%

Total debt, net			$4,047,547	(6)

Total fixed rate debt, net			$3,748,669	93%	3.54%
Total variable rate debt, net			298,878	7%	1.06%	(8)
Total debt, net			$4,047,547	100%	3.36%	(8)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Operational Statistics
Excluding early extinguishment of debt:
Ratio of EBITDAre to combined fixed charges and preferred share dividends (9)	3.89x	2.76x	3.61x	2.90x
Including early extinguishment of debt:
Ratio of EBITDAre to combined fixed charges and preferred share dividends (9)	3.89x	2.23x	3.61x	2.72x

Notes:
1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At December 31, 2021, our share of unconsolidated debt was approximately $28.4 million. At December 31, 2021, our noncontrolling interests' share of mortgages payable was $44.8 million.
2)We have two interest rate swap agreements that fix the interest rate on the mortgage loan at 3.67%.
3)The interest rates on these mortgages range from 3.91% to 5.00%.
4)The mortgage loan has a fixed interest rate, however, the rate resets every five years until maturity. The current rate is fixed until July 1, 2022 and the loan is prepayable at par anytime after this date.
5)Our revolving credit facility has a borrowing capacity of $1.0 billion. The maximum amount drawn under our revolving credit facility during both the three months and year ended December 31, 2021 was $150.0 million. The weighted average effective interest rate on borrowing under our credit facility, before amortization of debt fees, for both the three months and year ended December 31, 2021 was 0.9%.
6)The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures, is approximately 8 years.
7)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 8.
8)The weighted average effective interest rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.
9)Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDAre is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2021
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2022	$4,095	$—		$4,095		0.1%	0.1%	—%
2023	4,307	275,000		279,307		6.9%	7.0%	3.0%
2024	4,347	900,000	(1)	904,347		22.2%	29.2%	2.8%	(4)
2025	4,118	44,298		48,416		1.2%	30.4%	3.9%
2026	3,461	452,450		455,911		11.2%	41.6%	2.1%
2027	3,054	690,570		693,624		17.1%	58.7%	3.8%
2028	2,934	—		2,934		0.1%	58.8%	6.1%
2029	2,770	458,099		460,869		11.3%	70.1%	3.3%
2030	1,141	400,000		401,141		9.9%	80.0%	3.8%
2031	589	—		589		—%	80.0%	5.9%
Thereafter	6,282	805,899		812,181		20.0%	100.0%	4.2%
Total	$37,098	$4,026,316		$4,063,414	(2)	100.0%
Notes:
1)Our $300.0 million term loan matures on April 16, 2024, plus two one-year extensions, at our option.
2)The total debt maturities differ from the total reported on the consolidated balance sheet due to the debt issuance costs and unamortized net premium/discount on certain mortgage loans, notes payable, and senior notes as of December 31, 2021.
3)The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
4)The weighted average rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our $1.0 billion revolving credit facility, which had no balance outstanding at December 31, 2021. Our revolving credit facility matures on January 19, 2024, plus two six-month extensions at our option.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
December 31, 2021

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1)

Impacts of Current Environment:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization may be impacted by the current environment, including the impacts of COVID-19 and supply chain disruptions currently affecting the broader economy.

			Projected	Projected	Cost to	Anticipated
Property	Location	Opportunity	ROI (2)	Cost (1)	Date	Stabilization (3)
				(in millions)	(in millions)
Project Stabilized in 2021
Freedom Plaza (4)	Los Angeles, CA	Development of a new 113,000 square foot single-story grocery anchored neighborhood shopping center	8%	$39	$36	Stabilized
Bala Cynwyd	Bala Cynwyd, PA	New 87 unit residential apartment building constructed on underutilized land behind our existing shopping center	6%	$22	$22	Stabilized
7021 Hollywood Blvd	Los Angeles, CA	Renovation of the center to accommodate a new 39,000 square foot anchor tenant	7%	$14	$14	Stabilized
Melville Mall	Huntington, NY	Development of a new 15,000 square foot pad site consisting of two multi-tenant retail buildings	8%	$11	$11	Stabilized
Sylmar Town Center	Sylmar, CA	Development of a new 3,800 square foot two-tenant pad building	7%	$2	$2	Stabilized
Total Project Stabilized in 2021 (3) (5)			7%	$88	$85

Active Redevelopment Projects
Darien Commons	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$59	2023
CocoWalk (6)	Coconut Grove, FL	Entire shopping center redevelopment to include: demolition of three story east wing of the property and construction of a 107,000 square foot 5-story office/retail building with 22,000 square feet of retail; complete renovation of the west wing	6%	$93 - $97	$89	2022
Huntington	Huntington, NY	Demolition of the main two level building consisting of 161,000 square feet of anchor and small shop space to construct 102,000 square feet of new ground-level anchor and small shop retail space	7%	$80 - $85	$8	2024
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, a new 2,000 square foot bank pad building, and a façade renovation for the entire center	8%	$15	$10	2022
Azalea	Southgate, CA	Development of a new 3,000 square foot single tenant pad building	7%	$3	$1	2022
Flourtown	Flourtown, PA	Development of a new 2,450 square foot bank pad building	7%	$2	$0	2022
Total Active Redevelopment projects (5)			6%	$303 - $322	$167

Active Property Improvement Projects (7)
Various Properties		Ongoing improvements at 21 properties to better position properties to capture a disproportionate amount of retail demand post-COVID	6% - 13%	$93	$41
Notes:
(1)    There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.
(2)    Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects generally does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property but may for certain property improvement projects.
(3)    Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(4)    Cost to date and projected cost are net of the proceeds we will receive from our New Market Tax Credit structure. See Note 3 of our December 31, 2019 Form 10-K for additional information.
(5)    All subtotals and totals reflect cost weighted-average ROIs.
(6)    CocoWalk is expected to stabilize during 2022 with a full year of stabilized POI of approximately $11 million in 2023. 2021 generated and 2022 is expected to generate approximately 30% and 75-80%, respectively, of this amount.
(7)    Property improvement projects generally consist of façade renovations, site improvements, landscaping, improved outdoor amenity spaces, and other upgrades to improve the overall look and environment of the property. These projects improve overall tenant and customer experiences, improve market rents, drive leasing demand, and/or provide outdoor spaces critical to meeting the needs of the current environment. Returns on these projects are typically seen over one to five years, however, some projects could extend beyond that. Projected ROI range reflects management's best estimate of the long term expected return on cost of these investments.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
December 31, 2021

Impacts of current environment:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization may be impacted by the current environment, including the impacts of COVID-19 and supply chain disruptions affecting the broader economy.

						Projected POI Delivered
						(as a % of Total)
		Projected	Total	Costs to		For Year Ended December 31, (2)
Property (1)	Opportunity	ROI (2)	Cost (3)	Date		2021	2022	2023	Expected Opening Timeframe
			(in millions)	(in millions)
Assembly Row, Somerville, MA
Phase III	- 277,000 SF of office	6%	$465 - 485	$454		23%	65 - 75%	90 - 95%	244,000 square feet of office space leased
	- 500 residential units								First retail tenants opened in Q2 2021
	- 56,000 SF of retail								Residential units delivered Q3/Q4 2021
Future Phases	- 1.5M SF of commercial	TBD	TBD
	- 326 residential units

Pike & Rose, North Bethesda, MD
Phase III	- 212,000 SF of office	6-7%	$128 - 135	$120	(4)	25%	60 - 70%	90 - 95%	Opening began in Q3 2020
	- 7,000 SF of retail								195,000 square feet leased
Phase IV	- 266,000 SF of office	6%	$185 - 200	$29		—	—	—	105,000 SF of office space pre-leased
	- 10,000 SF of retail
Future Phases	- 530,000 SF of commercial	TBD	TBD
	- 741 residential units

Santana Row, San Jose, CA
Santana West	- 376,000 SF of office	6-7%	$250 - 270	$193		—	—	TBD
Future Phases	- 321,000 SF of commercial	TBD	TBD
	- 395 residential units
	- 604,000 SF of commercial across from Santana Row

Notes:

(1)	Anticipated opening dates, total cost, and projected return on investment (ROI), and projected POI delivered are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost. Projected POI delivered includes straight-line rent.
(3)	Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project. Phase I of Santana West includes an allocation of infrastructure for the Santana West site.
(4)	Federal Realty Investment Trust is leasing 45,000 square feet of office space at a market rent in Pike & Rose Phase III delivered in August 2020. Revenue related to this rent will be eliminated in the consolidated financial statements.

Federal Realty Investment Trust
Future Redevelopment Opportunities
December 31, 2021

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.
	Escondido Promenade	Escondido, CA	Pan Am	Fairfax, VA
	Fresh Meadows	Queens, NY	Pike 7 Plaza	Vienna, VA
	Mercer Mall	Lawrenceville, NJ

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and/or to convert other existing uses into more productive uses for the property.
	Barracks Road	Charlottesville, VA	Grossmont Center	La Mesa, CA
	Bethesda Row	Bethesda, MD	Hastings Ranch Plaza	Pasadena, CA
	Dedham Plaza	Dedham, MA	Huntington	Huntington, NY
	Fairfax Junction	Fairfax, VA	Riverpoint Center	Chicago, IL
	Fourth Street	Berkeley, CA	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY	Willow Grove	Willow Grove, PA
	Friendship Center	Washington, DC

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Federal Plaza	Rockville, MD
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike & Rose (2)	North Bethesda, MD
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Santana West (3)	San Jose, CA

Notes:
(1)	Assembly Row	Remaining entitlements after Phase III include approximately 1.5 million square feet of commercial-use buildings and 326 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase IV include approximately 530,000 square feet of commercial-use buildings, and 741 residential units.
(3)	Santana Row	Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space at Santana West.

Federal Realty Investment Trust
Property Acquisitions, Dispositions, and Other Transactions
December 31, 2021

Property Acquisitions

Date	Property	City/State	GLA	Ownership %	Gross Value	Principal Tenants
			(in square feet)		(in millions)
April 30, 2021	Chesterbrook (1)	McLean, Virginia	90,000	80%	$32.1	Safeway / Walgreens
June 1, 2021	Grossmont Center (1)	La Mesa, California	933,000	60%	$175.0	Target / Walmart / Macy’s / CVS
June 14, 2021	Camelback Colonnade (1)	Phoenix, Arizona	642,000	98%	$162.5	Fry's Food & Drug / Floor & Décor / Marshalls / Old Navy / Best Buy / Michaels / Nordstrom Last Chance / Bed Bath & Beyond / Ulta
June 14, 2021	Hilton Village (1) (2)	Scottsdale, Arizona	93,000	98%	$37.5	CVS / Houston's
September 2, 2021	Twinbrooke Shopping Centre	Fairfax, Virginia	106,000	100%	$33.8	Safeway / Walgreens
(1)These acquisitions were completed through newly formed joint ventures, for which we own the controlling interest listed above, and therefore, these properties are consolidated in our financial statements.
(2)The land is controlled under a long-term ground lease that expires on December 31, 2076.
Dispositions

Date	Property	City/State	Sales Price
			(in millions)
March 19, 2021	Graham Park Plaza (portion)	Falls Church, Virginia	$20.3
October 29, 2021	White Marsh Other (portion)	Baltimore, Maryland	$4.1
November 1, 2021	3419 Main Highway (3)	Coconut Grove, Florida	$4.3
December 13, 2021	Saugus Plaza	Saugus, Massachusetts	$39.5
December 17, 2021	Leesburg Plaza	Leesburg, Virginia	$73.5
(3)Previously reported as a part of CocoWalk.
Other Transactions
On May 11, 2021, two of our outstanding mortgage notes receivable were repaid. Including interest, the net proceeds were $33.8 million. As a result of the transaction, our mortgage notes receivable, net of valuation allowance, decreased $30.3 million.

Date	Type	Property	City/State	Purchase Price
				(in millions)
January 4, 2021	Acquisition of partner interest	Pike & Rose (hotel)	North Bethesda, Maryland	$2.3	(4)
February 22, 2021	Acquisition of fee interest (24 acres)	Mount Vernon Plaza	Alexandria, Virginia	5.6	(5)
(4)We acquired our partner's 20% interest; and consequently, now own 100% of the hotel and consolidated the asset. Additionally, we repaid the $31.5 million mortgage loan encumbering the hotel.
(5)We now own the entire fee interest on this property.

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2021
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied (3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
California
Azalea	(5)	Los Angeles-Long Beach-Anaheim, CA	$107,964	40,000	22	223,000	99%	99%	30.30				Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(5)	Los Angeles-Long Beach-Anaheim, CA	112,282	12,127	32	330,000	98%	92%	23.28		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	13,488		1	42,000	88%	88%	59.69				Banana Republic / True Food Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	90,674		22	243,000	93%	92%	28.28		32,000	Sprouts	Total Wine & More / Rite Aid
East Bay Bridge		San Francisco-Oakland-Hayward, CA	179,458		32	440,000	99%	99%	19.43		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack
Escondido Promenade	(5)	San Diego-Carlsbad, CA	54,769		18	298,000	96%	95%	28.79				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Bob's Discount Furniture
Fourth Street	(5)	San Francisco-Oakland-Hayward, CA	27,232		3	71,000	78%	78%	32.66				CB2
Freedom Plaza	(5)	Los Angeles-Long Beach-Anaheim, CA	43,875		9	114,000	93%	91%	30.17		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress For Less
Grossmont Center	(5)	San Diego-Carlsbad, CA	175,918		64	933,000	99%	99%	14.19				Target / Walmart / Macy's / CVS
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	25,705		15	273,000	100%	100%	8.47				Marshalls / HomeGoods / CVS / Sears
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	61,855		3	181,000	86%	86%	36.54				Target / Marshalls / L.A. Fitness
Kings Court	(6)	San Jose-Sunnyvale-Santa Clara, CA	11,610		8	81,000	100%	100%	41.56		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	39,094		8	97,000	90%	90%	43.95				Anthropologie / Sephora / Teleferic Barcelona
Olivo at Mission Hills	(5)	Los Angeles-Long Beach-Anaheim, CA	82,221		12	155,000	100%	98%	32.21				Target / 24 Hour Fitness / Ross Dress For Less
Plaza Del Sol	(5)	Los Angeles-Long Beach-Anaheim, CA	17,881		4	48,000	96%	96%	24.91				Marshalls
Plaza El Segundo / The Point	(5)	Los Angeles-Long Beach-Anaheim, CA	299,970	125,000	50	500,000	92%	91%	45.15		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(6)	San Jose-Sunnyvale-Santa Clara, CA	48,130		22	212,000	98%	93%	16.52		14,000	Trader Joe's	Walmart / 24 Hour Fitness
Santana Row		San Jose-Sunnyvale-Santa Clara, CA	1,246,596		45	1,208,000	95%	94%	55.20	662			Crate & Barrel / H&M / Best Buy / Multiple Restaurants
Sylmar Towne Center	(5)	Los Angeles-Long Beach-Anaheim, CA	46,123		12	148,000	93%	93%	17.39		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	87,773		2	207,000	81%	60%	83.92				adidas / Madewell / Patagonia / Multiple Restaurants
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	158,152		44	648,000	97%	97%	20.19				Target / Nordstrom Rack / Nike Factory / TJ Maxx
		Total California	2,930,770		428	6,452,000	95%	94%	31.38

Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	50,188		10	113,000	94%	94%	$27.93		46,000	Harris Teeter
Bethesda Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	250,406		17	529,000	95%	92%	55.51	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Multiple Restaurants
Birch & Broad		Washington-Arlington-Alexandria, DC-VA-MD-WV	23,944		10	144,000	96%	93%	36.07		51,000	Giant Food	CVS / Staples

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2021
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied (3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Chesterbrook	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	38,276		9	90,000	85%	85%	26.79		35,000	Safeway	Walgreens / Starbucks
Congressional Plaza	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	107,773		21	324,000	91%	86%	42.22	194	25,000	The Fresh Market	Buy Buy Baby / Ulta / Barnes & Noble / Container Store
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,116		2	38,000	76%	76%	22.81
Fairfax Junction	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	41,809		11	124,000	97%	93%	25.50		23,000	Aldi	CVS / Planet Fitness
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	71,899		18	249,000	93%	93%	37.11		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,465		1	119,000	66%	66%	33.73				Marshalls / DSW / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,971		16	208,000	96%	87%	31.41				Marshalls / Ross Dress For Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	23,426		10	132,000	87%	81%	39.71		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	17,546		7	73,000	100%	100%	52.50		30,000	Whole Foods
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	60,362		26	364,000	94%	92%	22.98		61,000	Giant Food	Marshalls / L.A. Fitness / HomeGoods
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	167,964		36	368,000	100%	85%	34.34		73,000	Giant Food	Marshalls / Home Depot Design Center / Old Navy / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	93,263		29	565,000	97%	96%	19.37		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Results Fitness
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,186		10	91,000	95%	95%	35.05		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	30,496		25	228,000	94%	94%	26.18		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	106,647		14	297,000	99%	96%	35.63		45,000	Harris Teeter	TJ Maxx / DSW / Ulta
Pike & Rose	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	724,768		24	622,000	99%	99%	40.17	765			Porsche / Uniqlo / REI / H&M / L.L. Bean / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	50,911		13	172,000	97%	86%	48.37				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,972		10	116,000	95%	95%	32.16		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington-Arlington-Alexandria, DC-VA-MD-WV	41,141		16	268,000	92%	92%	25.48		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(8)	Washington-Arlington-Alexandria, DC-VA-MD-WV	49,575	4,368	12	187,000	79%	79%	28.87		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,493		14	N/A	99%	98%	N/A	282
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	22,898		12	111,000	87%	87%	27.20		26,000	L.A. Mart	Talbots / Total Wine & More
Twinbrooke Shopping Centre		Washington-Arlington-Alexandria, DC-VA-MD-WV	35,439		10	106,000	89%	89%	24.26		35,000	Safeway	Walgreens
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	6,082		5	50,000	88%	88%	47.70		15,000	Trader Joe's
Village at Shirlington	(8)	Washington-Arlington-Alexandria, DC-VA-MD-WV	70,151	6,904	16	267,000	83%	77%	40.62		28,000	Harris Teeter	CVS / AMC / Carlyle Grand Café

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2021
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied (3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Wildwood Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	27,391		12	88,000	96%	96%	102.87		20,000	Balducci's	CVS / Multiple Restaurants
Total Washington Metropolitan Area			2,266,558		416	6,043,000	93%	90%	35.68

NY Metro/New Jersey
Brick Plaza		New York-Newark-Jersey City, NY-NJ-PA	104,347		46	408,000	93%	90%	21.96		14,000	Trader Joe's	AMC / HomeGoods / Ulta / Burlington
Brook 35	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	50,205	11,500	11	99,000	92%	92%	40.24				Banana Republic / Gap / Williams-Sonoma
Darien Commons		Bridgeport-Stamford-Norwalk, CT	98,492		9	59,000	89%	89%	42.92	2			Equinox / Walgreens
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	94,081		17	409,000	95%	95%	37.29		15,000	Island of Gold	AMC / Kohl's / Michaels
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	84,516		9	147,000	88%	86%	39.50		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	32,737		13	103,000	89%	89%	18.39		46,000	Greenlawn Farms	Tuesday Morning / Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748		1	35,000	100%	100%	96.19				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	33,842		15	133,000	71%	70%	34.99		61,000	Shop Rite
Hoboken	(5) (10)	New York-Newark-Jersey City, NY-NJ-PA	216,370	104,501	3	171,000	98%	94%	55.87	129			CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	51,787		21	212,000	84%	73%	17.12				Petsmart / Michaels / Ulta
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	13,696		18	74,000	81%	81%	30.05				Barnes & Noble
Melville Mall		New York-Newark-Jersey City, NY-NJ-PA	104,799		21	253,000	100%	100%	28.70		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage
Mercer Mall	(8)	Trenton, NJ	129,790	55,202	50	551,000	89%	89%	26.54		75,000	Shop Rite	Ferguson Bath, Kitchen, & Lighting / Ross Dress For Less / Nordstrom Rack / REI / Tesla
The Grove at Shrewsbury	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	128,890	43,600	21	192,000	99%	98%	48.68				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		New York-Newark-Jersey City, NY-NJ-PA	41,166		19	211,000	100%	100%	23.14				Target / L.A. Fitness / Michaels
	Total NY Metro/New Jersey		1,208,466		274	3,057,000	92%	90%	32.40

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	33,236		22	270,000	87%	87%	15.01		24,000	Acme Markets	TJ Maxx / Kohl's / L.A. Fitness / Five Below
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	66,502		23	174,000	95%	95%	36.79	87	45,000	Acme Markets	Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	36,074		28	260,000	97%	83%	18.38		47,000	Whole Foods	Buy Buy Baby
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	17,198		24	156,000	98%	95%	23.45		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	23,794		21	223,000	99%	99%	18.45		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2021
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied (3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	50,725		29	358,000	96%	79%	22.88		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,436		15	227,000	82%	82%	19.76				Marshalls / Ulta / Skechers / Crunch Fitness
Town Center of New Britain		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	16,925		17	124,000	89%	87%	10.04		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	32,085		13	183,000	58%	58%	22.06				Marshalls / Five Below
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	42,869		14	249,000	96%	96%	29.12	9	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
Total Philadelphia Metropolitan Area			353,844		206	2,224,000	90%	86%	21.84

New England
Assembly Row / Assembly Square Marketplace	(7)	Boston-Cambridge-Newton, MA-NH	1,078,617		65	1,069,000	97%	93%	35.11	947	18,000	Trader Joe's	TJ Maxx / AMC / LEGOLAND Discovery Center / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	30,555		15	114,000	96%	96%	17.35		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	30,594	4,851	37	222,000	93%	93%	12.81				Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	47,774		19	245,000	88%	88%	16.75		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	151,391		19	220,000	94%	93%	49.75	7	50,000	Roche Bros.	CVS
North Dartmouth		Providence-Warwick, RI-MA	9,369		28	48,000	100%	100%	17.22		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	18,603		17	149,000	99%	95%	20.39		50,000	Big Y Foods	TJ Maxx / HomeGoods
		Total New England	1,366,903		200	2,067,000	95%	93%	29.68

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	26,592		24	243,000	88%	80%	20.92		16,500	Aldi	Dick's Sporting Goods
Perring Plaza		Baltimore-Columbia-Towson, MD	35,887		29	397,000	88%	88%	15.76		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(6)	Baltimore-Columbia-Towson, MD	123,749		35	315,000	88%	82%	27.13				AMC / Ulta / Old Navy / Barnes & Noble
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	18,736		4	32,000	96%	96%	49.73
Towson Residential (Flats @ 703)		Baltimore-Columbia-Towson, MD	22,420		1	4,000	100%	100%	82.83	105
White Marsh Plaza		Baltimore-Columbia-Towson, MD	26,565		7	80,000	100%	100%	23.61		54,000	Giant Food
White Marsh Other		Baltimore-Columbia-Towson, MD	28,886		16	56,000	100%	100%	32.79
		Total Baltimore	282,835		116	1,127,000	90%	86%	22.78

South Florida
CocoWalk	(5) (9)	Miami-Fort Lauderdale-West Palm Beach, FL	191,237		3	245,000	99%	88%	43.92				Cinepolis Theaters / Youfit Health Club / Multiple Restaurants
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	74,222		17	187,000	95%	89%	20.92		44,000	Winn Dixie	CVS / L.A. Fitness

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2021
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied (3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	101,124		67	430,000	97%	97%	26.03		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	366,583		87	862,000	97%	92%	29.81

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	36,015		14	168,000	92%	92%	23.54				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	41,749		21	281,000	90%	90%	16.45				Bed, Bath & Beyond / Buy Buy Baby / Michaels / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	14,811		11	139,000	100%	100%	14.76		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	121,603		17	211,000	93%	91%	21.23		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	214,178		63	799,000	93%	93%	18.85
Other
Barracks Road		Charlottesville, VA	70,174		40	498,000	97%	93%	27.61		99,000	Harris Teeter / Kroger	Anthropologie / Nike / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	35,213		22	264,000	83%	83%	14.21		74,000	Stop & Shop	TJ Maxx / Burlington
Camelback Colonnade	(5)	Phoenix-Mesa-Chandler, AZ	179,353		41	643,000	90%	88%	17.52		82,000	Fry's Food & Drug	Floor & Décor / Marshalls / Nordstrom Last Chance / Best Buy
Gratiot Plaza		Detroit-Warren-Dearborn, MI	20,294		20	215,000	100%	100%	12.81		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Hilton Village	(5)	Phoenix-Mesa-Chandler, AZ	40,107		11	93,000	93%	93%	36.25				CVS / Houston's
Lancaster	(8)	Lancaster, PA	13,301	5,558	11	126,000	96%	81%	20.08		75,000	Giant Food
29th Place		Charlottesville, VA	40,109		15	168,000	99%	96%	19.38		32,000	Lidl	HomeGoods / DSW / Staples
Willow Lawn		Richmond, VA	105,233		37	464,000	96%	96%	21.11		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / Dick's Sporting Goods
		Total Other	503,784		197	2,471,000	93%	91%	20.50

Grand Total			$9,493,921	$413,611	1,987	25,102,000	94%	91%	$29.69	3,369

Notes:
(1)	Includes "Finance lease right of use assets."
(2)	The mortgage or finance lease liabilities differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.
(3)	Represents the GLA, percentage leased, and percentage occupied of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(4)	Calculated as the aggregate, annualized in-place contractual (defined as cash basis excluding rent abatements) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(5)	The Trust has a controlling financial interest in this property.
(6)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules.
(8)	All or a portion of the property is subject to finance lease liabilities.
(9)	This property includes interests in four buildings in addition to our initial acquisition.
(10)	This property includes 39 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.

Federal Realty Investment Trust
Retail Leasing Summary (1)
December 31, 2021

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2021	116	100%	597,673	$34.34	$32.49	$1,108,021	6%	12%	7.7	$18,492,134	$30.94	(7)
3rd Quarter 2021	119	100%	430,234	$40.73	$38.13	$1,119,874	7%	16%	6.8	$15,214,700	$35.36	(7)
2nd Quarter 2021	124	100%	558,490	$37.34	$34.72	$1,460,996	8%	18%	8.4	$28,679,057	$51.35	(7)
1st Quarter 2021	103	100%	506,307	$36.58	$33.64	$1,488,763	9%	17%	7.7	$16,231,682	$32.06
Total - 12 months	462	100%	2,092,704	$37.00	$34.52	$5,177,654	7%	16%	7.7	$78,617,573	$37.57

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2021	65	56%	289,287	$39.72	$37.27	$708,143	7%	13%	8.4	$18,142,674	$62.72	(7)
3rd Quarter 2021	56	47%	219,614	$39.12	$36.43	$592,684	7%	15%	8.4	$14,322,727	$65.22	(7)
2nd Quarter 2021	75	60%	414,602	$36.09	$32.60	$1,447,345	11%	20%	9.7	$28,140,419	$67.87	(7)
1st Quarter 2021	54	52%	220,014	$39.70	$33.62	$1,337,437	18%	23%	8.5	$14,773,582	$67.15
Total - 12 months	250	54%	1,143,517	$38.29	$34.71	$4,085,609	10%	18%	8.9	$75,379,402	$65.92

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2021	51	44%	308,386	$29.30	$28.00	$399,878	5%	11%	6.8	$349,460	$1.13
3rd Quarter 2021	63	53%	210,620	$42.40	$39.90	$527,190	6%	16%	5.3	$891,973	$4.23
2nd Quarter 2021	49	40%	143,888	$40.92	$40.82	$13,651	—%	12%	5.2	$538,638	$3.74
1st Quarter 2021	49	48%	286,293	$34.18	$33.65	$151,326	2%	11%	7.0	$1,458,100	$5.09
Total - 12 months	212	46%	949,187	$35.44	$34.29	$1,092,045	3%	13%	6.2	$3,238,171	$3.41

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2021					125	619,629		$34.67	7.8	$19,435,246	$31.37
3rd Quarter 2021					124	481,607		$39.87	7.1	$24,145,403	$50.14
2nd Quarter 2021					133	576,782		$37.57	8.5	$29,473,951	$51.10
1st Quarter 2021					110	514,636		$36.94	7.7	$17,005,312	$33.04
Total - 12 months					492	2,192,654		$37.11	7.8	$90,059,912	$41.07

Notes:
(1)	Information reflects activity in retail spaces only; office and residential spaces are not included. Contractual option exercises are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents annual rent under the new lease.
(4)	Prior rent represents contractual rent, including percentage rent, from the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the lease.
(6)	See Glossary of Terms.
(7)	Approximately $2.6 million ($2.86 per square foot) in 4th Quarter 2021, $2.3 million ($3.42 per square foot) in 3rd Quarter 2021, and $2.9 million ($1.75 per square foot) in 2nd Quarter 2021 of the Tenant Improvements & Incentives are for properties under active redevelopment and are included in the Projected Cost for those properties on the Summary of Redevelopment Opportunities.
(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)	The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase 3 of both of our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Phase 3 of Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
December 31, 2021

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2022	965,000	6%	$17.53	842,000	12%	$40.47	1,807,000	8%	$28.22
2023	1,479,000	9%	$21.04	1,013,000	14%	$43.26	2,492,000	11%	$30.07
2024	2,448,000	16%	$17.84	993,000	14%	$47.04	3,441,000	15%	$26.27
2025	2,113,000	14%	$18.86	1,008,000	14%	$41.29	3,121,000	14%	$26.11
2026	1,245,000	8%	$22.16	800,000	11%	$49.33	2,045,000	9%	$32.79
2027	1,549,000	10%	$25.61	709,000	10%	$50.51	2,258,000	10%	$33.43
2028	1,085,000	7%	$20.17	441,000	6%	$54.28	1,526,000	7%	$30.03
2029	1,053,000	7%	$28.04	430,000	6%	$46.79	1,483,000	6%	$33.48
2030	829,000	5%	$18.00	267,000	4%	$50.94	1,097,000	5%	$26.00
2031	387,000	2%	$30.91	381,000	5%	$43.88	768,000	3%	$37.35
Thereafter	2,497,000	16%	$28.63	322,000	4%	$43.97	2,819,000	12%	$30.38
Total (3)	15,650,000	100%	$22.27	7,206,000	100%	$45.80	22,857,000	100%	$29.69

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2022	537,000	3%	$15.96	769,000	11%	$39.82	1,306,000	6%	$30.01
2023	369,000	2%	$23.56	672,000	9%	$41.49	1,041,000	5%	$35.13
2024	577,000	4%	$20.85	563,000	8%	$45.40	1,140,000	5%	$32.98
2025	700,000	5%	$16.07	673,000	9%	$37.81	1,374,000	6%	$26.73
2026	342,000	2%	$23.48	429,000	6%	$49.56	771,000	3%	$37.99
2027	509,000	3%	$20.25	397,000	5%	$51.61	906,000	4%	$33.98
2028	812,000	5%	$16.86	380,000	5%	$49.18	1,192,000	5%	$27.17
2029	775,000	5%	$24.30	404,000	6%	$44.38	1,178,000	5%	$31.18
2030	581,000	4%	$19.07	350,000	5%	$46.25	931,000	4%	$29.28
2031	224,000	2%	$29.50	366,000	5%	$46.48	590,000	3%	$40.03
Thereafter	10,224,000	65%	$23.43	2,203,000	31%	$49.46	12,428,000	54%	$28.04
Total (3)	15,650,000	100%	$22.27	7,206,000	100%	$45.80	22,857,000	100%	$29.69

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents on a cash basis without taking the impacts of rent abatements into account) rent as of December 31, 2021.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of December 31, 2021.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
December 31, 2021

Overall Portfolio Statistics (1)	December 31, 2021			December 31, 2020

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (3) (4) (SF)	25,102,000	23,494,000	93.6%	23,378,000	21,562,000	92.2%

Residential Properties (5) (units)	2,869	2,789	97.2%	2,869	2,658	92.6%

Comparable Property Statistics (1)	December 31, 2021			December 31, 2020

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (3) (SF)	22,264,000	20,817,000	93.5%	22,292,000	20,577,000	92.3%

Residential Properties (6) (units)	2,780	2,703	97.2%	2,780	2,636	94.8%

Notes:
(1)	See Glossary of Terms.
(2)	Occupied percentage was 91.1% and 90.2% at December 31, 2021 and 2020, respectively, and comparable property occupied percentage was 90.9% and 90.5% at December 31, 2021 and 2020, respectively.
(3)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(4)	At December 31, 2021, the leased percentage was 96.8% for anchor tenants and 87.4% for small shop tenants.
(5)	Our residential metrics exclude "Miscela," our new residential building that opened at Assembly Row in 3Q21, and is currently in the process of being leased-up for the first time. If these units were included, our total residential units would be 3,369 and our percentage leased would be 91.1%. At December 31, 2021, Miscela was 55.8% leased.
(6)	Excludes “The Delwyn,” our 87 unit residential building that opened at Bala Cynwyd in late 2020 and was leased-up for the first time during the periods presented.

Federal Realty Investment Trust
Summary of Top 25 Tenants
December 31, 2021

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Total GLA	Percentage of Total GLA (3)	Number of Stores Leased

1	TJX Companies, The	A / A2 / NR	$20,677,000	2.68%	1,044,000	3.70%	33
2	NetApp, Inc.	BBB+ / Baa2 / NR	$13,927,000	1.80%	304,000	1.08%	1
3	Ahold Delhaize	BBB / Baa1 / NR	$13,864,000	1.80%	743,000	2.63%	12
4	Splunk, Inc.	NR / NR / NR	$11,913,000	1.54%	235,000	0.83%	1
5	Gap, Inc., The	BB / Ba2 / NR	$10,854,000	1.41%	304,000	1.08%	28
6	CVS Corporation	BBB / Baa2 / NR	$10,845,000	1.41%	300,000	1.06%	22
7	L.A. Fitness International LLC	CCC+ / Caa1 / NR	$10,490,000	1.36%	415,000	1.47%	10
8	Home Depot, Inc.	A / A2 / A	$7,285,000	0.94%	478,000	1.69%	6
9	Bed, Bath & Beyond, Inc.	B+ / Ba3 / NR	$7,037,000	0.91%	475,000	1.68%	12
10	Kroger Co., The	BBB / Baa1 / NR	$7,036,000	0.91%	611,000	2.17%	12
11	Michaels Stores, Inc.	B / B1 / NR	$6,876,000	0.89%	347,000	1.23%	15
12	Bank of America, N.A.	A- / A2 / AA-	$6,814,000	0.88%	118,000	0.42%	27
13	PUMA North America, Inc.	NR / NR / NR	$6,801,000	0.88%	155,000	0.55%	2
14	Ross Stores, Inc.	BBB+ / A2 / NR	$6,591,000	0.85%	315,000	1.12%	11
15	Best Buy Co., Inc.	BBB+ / A3 / NR	$6,496,000	0.84%	233,000	0.83%	5
16	Albertsons Companies, Inc. (Acme, Balducci's, Safeway)	BB / Ba2 / NR	$6,486,000	0.84%	502,000	1.78%	10
17	Dick's Sporting Goods, Inc.	NR / NR / NR	$6,318,000	0.82%	289,000	1.02%	6
18	Target Corporation	A / A2 / A	$6,239,000	0.81%	627,000	2.22%	7
19	DSW, Inc	NR / NR / NR	$5,720,000	0.74%	224,000	0.79%	11
20	Ulta Beauty, Inc.	NR / NR / NR	$5,670,000	0.73%	161,000	0.57%	15
21	AMC Entertainment Inc.	CCC+ / Caa3 / NR	$5,424,000	0.70%	233,000	0.83%	5
22	Hudson's Bay Company (Saks)	NR / NR / NR	$5,155,000	0.67%	100,000	0.35%	3
23	Wells Fargo Bank, N.A.	BBB+ / A1 / A+	$5,062,000	0.66%	66,000	0.23%	16
24	JPMorgan Chase Bank	A- / A2 / AA-	$5,060,000	0.66%	86,000	0.30%	20
25	Whole Foods Market, Inc.	AA- / A1 / NR	$4,772,000	0.62%	167,000	0.59%	4
	Totals - Top 25 Tenants		$203,412,000	26.35%	8,532,000	30.25%	294

	Total (5):		$771,865,000	(2)	28,203,000	(4)

Notes:
(1)	Credit Ratings are as of December 31, 2021. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Tenant Diversification by Category
December 31, 2021

The below reflects the breakout of our Annualized Base Rent1 as of December 31, 2021 by type of tenant:

Experiential (5)
2%
Other
9%
Residential
11%
Fitness
4%
Office
11%
Houseware & Furnishings
4%
Health & Beauty
5%
Grocery & Drug
9%
Discount Apparel
7%
Banks & Financial Services
4%
Communications & Home Office (2)
4%
Full Price Apparel
7%
General Merchandsise
2%
Restaurants (4)
16%
Other Essential (3)
5%

24% of Annualized Base Rent comes from Essential Retail

22% of Annualized Base Rent comes from Office and Residential

Notes:

(1)	See Glossary of Terms. Excludes redevelopment square footage not yet placed in service.
(2)	Communications & Home Office includes: Telecommunications, Electronics, and Office Supply.
(3)	Other Essential includes: Auto, Liquor, Home Improvement, Pets, and Medical.
(4)	Total Restaurants comprise full service (less than 8%) and quick service (8%).
(5)	Experiential includes: Activity, Cinema, and Entertainment.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
December 31, 2021

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2022. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of December 31, 2021.

	Full Year 2022 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$2.30	$2.50
Adjustments:
Estimated depreciation and amortization	3.45	3.45
Estimated FFO per diluted share	$5.75	$5.95
Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Guidance Assumptions:

Comparable properties growth	3% - 5%
General and administrative expenses	$50 - $54 million (annual)
Mortgage interest income	$1 million (annual)
2021 Dispositions POI	$8 million
Development/redevelopment capital	$300 - $400 million (annual)
Equity to be issued	$300 - $400 million (annual)
Note:
Does not assume any changes of tenants moving to or from a cash basis of accounting.

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate and change in control of interest, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months and year ended December 31, 2021 and 2020 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in thousands)
Net income	$116,742	$102,211	$269,081	$135,888
Interest expense	32,187	37,543	127,698	136,289
Other interest income	(108)	(539)	(809)	(1,894)
Early extinguishment of debt	—	11,179	—	11,179
Provision (benefit) for income tax	121	124	118	(194)
Depreciation and amortization	77,816	64,424	279,976	255,027
Gain on sale of real estate and change in control of interest	(72,522)	(86,435)	(89,950)	(98,117)
Impairment charge	—	—	—	57,218
Adjustments of EBITDAre of unconsolidated affiliates	899	1,517	3,678	6,417
EBITDAre	$155,135	$130,024	$589,792	$501,813

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period. The comparison between the rent for expiring leases and new leases is determined by including contractual rent on the expiring lease, including percentage rent, and the comparable annual rent and in some instances, projections of percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgment as to how to most effectively reflect the comparability of rents reported in this calculation. As a result of accommodations made to certain tenants to help them to stay open during and after the COVID-19 pandemic, we have found it necessary to exercise more judgement in 2020 and 2021 than in prior years in order to appropriately reflect the comparability of rents in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure. Rent abatement and short term rent restructuring agreements that are a result of COVID-19 impacts are not included in this calculation.
Tenant Improvements and Incentives: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.